Exhibit 4.2

ZIMMER BIOMET HOLDINGS, INC.

€500,000,000 4.375% Notes due 2033

THIRTEENTH SUPPLEMENTAL INDENTURE

Dated as of November 12, 2026

to

Indenture dated as of November 17, 2009

COMPUTERSHARE TRUST COMPANY, N.A.

Trustee

Table of Contents

Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Application of this Thirteenth Supplemental Indenture	1
SECTION 1.02. Definitions	2
SECTION 1.03. Incorporation by Reference of Trust Indenture Act	6

ARTICLE II

CREATION, FORM,
TERMS, CONDITIONS AND COVENANTS OF THE SECURITIES

SECTION 2.01. Creation of the Notes	6
SECTION 2.02. Form of the Notes	6
SECTION 2.03. Terms, Conditions and Covenants of the Notes	7
SECTION 2.04. [Reserved]	8
SECTION 2.05. Ranking	8
SECTION 2.06. Sinking Fund	8
SECTION 2.07. [Reserved]	8
SECTION 2.08. Payment of Additional Amounts	9
SECTION 2.09. Paying Agent and Security Registrar	11
SECTION 2.10. Authenticating Agent	12
SECTION 2.11. Issuance in Euro	12

ARTICLE III
REDEMPTION

SECTION 3.01. Optional Redemption	13
SECTION 3.02. Tax Redemption	14

ARTICLE IV

CHANGE OF CONTROL

SECTION 4.01. Repurchase at the Option of Holders Upon a Change of Control Repurchase Event	14

ii

ARTICLE V

EXECUTION OF NOTES; TRANSFER AND EXCHANGE
SECTION 5.01. Execution of Notes	16
SECTION 5.02. Transfer and Exchange	16

ARTICLE VI

TRUSTEE

SECTION 6.01. Corporate Trust Office	17
SECTION 6.02. Certain Roles	17
SECTION 6.03. Recitals of Fact	18
SECTION 6.04. Successor	18

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01. Ratification of Original Indenture	19
SECTION 7.02. Effect of Headings	19
SECTION 7.03. Successors and Assigns	19
SECTION 7.04. Separability Clause	19
SECTION 7.05. Governing Law	19
SECTION 7.06. Counterparts	19

EXHIBITS

EXHIBIT A	Form of Global Note

iii

THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of November 12, 2026 (this “Thirteenth Supplemental Indenture”), between ZIMMER BIOMET HOLDINGS, INC. (f/k/a ZIMMER HOLDINGS, INC.), a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal offices at 345 East Main Street, Warsaw, Indiana, and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company executed and delivered to the Trustee an Indenture, dated as of November 17, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of debt securities evidencing unsecured and unsubordinated indebtedness of the Company to be issued in one or more series;

WHEREAS, the Original Indenture provides, among other things, that by means of a supplemental indenture, the Company and the Trustee may, without the consent of Holders, create one or more series of the Company’s debt securities and establish the form and terms and conditions thereof;

WHEREAS, the Company intends by this Thirteenth Supplemental Indenture to create and provide for the issuance of one new series of debt securities to be designated as the “4.375% Notes due 2033” (the “Notes”);

WHEREAS, the Board of Directors of the Company has authorized the execution and delivery of the Thirteenth Supplemental Indenture, the issuance of the Notes and the form, terms, conditions and covenants of the Notes pursuant to Sections 201, 301 and 901 of the Original Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when the Notes have been executed by the Company, authenticated by the Authenticating Agent, issued upon the terms and subject to the conditions set forth hereinafter and in the Original Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company, enforceable against the Company according to their terms, and all actions required to be taken by the Company under the Original Indenture to make this Thirteenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Application of this Thirteenth Supplemental Indenture. Notwithstanding any other provision of this Thirteenth Supplemental Indenture, the provisions of this Thirteenth Supplemental Indenture, including the covenants set forth herein, are expressly and solely for the benefit of the Notes. The Notes constitute a series of Securities as provided in Section 301 of the Original Indenture.

SECTION 1.02. Definitions. Capitalized terms used in this Thirteenth Supplemental Indenture and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture. In addition, the following terms shall have the following meanings to be equally applicable to both the singular and the plural forms of the terms defined:

“Additional Amounts” has the meaning set forth in Section 2.08 hereof.

“Agency Agreement” means the Agency Agreement by and among the Company, the Paying Agent, the Security Registrar, and the Trustee effective as of November 12, 2026.

“Authenticating Agent” means U.S. Bank Trust Company, National Association or any successor entity thereto.

“Below Investment Grade Rating Event” means, with respect to the Notes, the Notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Below Investment Grade Rating Event with respect to the Notes has occurred.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a (1) day on which banking institutions in New York, New York or in the Place of Payment for the Notes are authorized or obligated by law or executive order to close, or (2) day on which the real time gross settlement system operated by the Eurosystem (the “T2 system”) (or any successor thereto) is closed.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries;

(2) the adoption of a plan relating to the Company’s liquidation or dissolution; or

(3) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock.

“Change of Control Repurchase Event” means, with respect to the Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to the Notes.

“Clearstream” means Clearstream Banking S.A. or any successor securities clearing agency.

“Company” has the meaning set forth in the Recitals hereto.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the independent investment bank selected by the Company.

“Corporate Trust Office” shall be for the purposes of (a) the definition of “Responsible Officer” in the Indenture and Sections 105, 603, 609 and 610 in the Original Indenture, the office of the Trustee, which office is, at the date of this Thirteenth Supplemental Indenture, located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: CCT Administrator for Zimmer Biomet, (b) Section 305 of the Original Indenture and the provisions of Section 1002 of the Original Indenture relating to the registration of transfer or exchange of the Notes, the office of the Security Registrar, which office is, as of the date of this Thirteenth Supplemental Indenture, 60 Livingston Avenue, Saint Paul, Minnesota 55107, (c) the other provisions of Section 1002 of the Original Indenture, the office of the Paying Agent, which office is, at the date of this Thirteenth Supplemental Indenture, 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom, Attention: Relationship Management, or (d) in each case such other addresses as to which the Trustee, the Security Registrar or the Paying Agent, as the case may be, may give notice to the Company.

“Depository” means, with respect to the Notes, U.S. Bank Europe DAC, or its nominee, as common depositary, on behalf of Euroclear and Clearstream, or any successor entity thereto.

“Directive” has the meaning set forth in Section 2.08 hereof.

“Dollar” and “$” means the lawful currency of the United States of America.

“€” or “euro” means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time.

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Global Note” means a single permanent fully-registered global note in book-entry form, without coupons, deposited with, or on behalf of, the Depository or its nominee, and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A attached hereto. A Global Note is a “Global Security” within the meaning of the Original Indenture.

“Indenture” means the Original Indenture as supplemented by this Thirteenth Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.03(c) hereof.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Market Exchange Rate” means the noon buying rate in the City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Maturity Date” has the meaning set forth in Section 2.03(b) hereof.

“Moody’s” means Moody’s Ratings and any successor to its rating agency business.

“Notes” has the meaning set forth in the Recitals hereto.

“Original Indenture” has the meaning set forth in the Recitals hereto.

“Par Call Date” means August 12, 2033.

“Paying Agent” means U.S. Bank Europe DAC, UK Branch and its successors.

“Paying Agent Office” means the designated office of the Paying Agent of which the corporate trust paying agent office of the Paying Agent shall, at any particular time, be administered, which office is, at the date of this Thirteenth Supplemental Indenture, located at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom, Attention: Relationship Management.

“Place of Payment” means the Paying Agent Office or at any other agency as may be appointed from time to time by the Company, subject to Section 2.09 hereof.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Redemption Date” means the Business Day on which Notes are redeemed by the Company pursuant to Article III hereof.

“Redemption Price” means the price at which the Notes are redeemed by the Company pursuant to Sections 3.01 or 3.02 hereof.

“Registered Securities” means any Notes which are registered in the Security Register.

“Regular Record Date” has the meaning set forth in Section 2.03(c) hereof.

“Relevant U.S. Taxing Jurisdiction” has the meaning set forth in Section 2.08 hereof.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption (assuming, for this purpose, such Note matures on the Par Call Date); provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Security Registrar” means U.S. Bank Trust Company, National Association or any successor thereto.

“Thirteenth Supplemental Indenture” has the meaning set forth in the Recitals hereto.

“Trustee” has the meaning set forth in the Recitals hereto.

“Voting Stock” means, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Thirteenth Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities and Exchange Commission rule have the meanings assigned to them by such definitions.

ARTICLE II

CREATION, FORM,

TERMS, CONDITIONS AND COVENANTS OF THE SECURITIES

SECTION 2.01. Creation of the Notes. In accordance with Section 301 of the Original Indenture, the Company hereby creates the Notes as a separate series of its securities issued pursuant to the Indenture. The Notes shall be issued initially in an aggregate principal amount of €500,000,000, except as permitted by Sections 304, 305 or 306 of the Original Indenture.

SECTION 2.02. Form of the Notes. The Notes shall be issued in the form of one or more Global Notes, duly executed by the Company and authenticated by the Authenticating Agent, which shall be deposited with, or on behalf of, the Depository or its nominee, as common depositary for, and in respect of interests held through, Clearstream and Euroclear, and registered in the name of the Depository or its nominee. The Notes and the Trustee and Authenticating Agent’s Certificate of Authentication in respect thereof shall be substantially in the form of Exhibit A attached hereto. So long as Euroclear or Clearstream or their nominee or the Depository or its nominee is the Holder of a Global Note, Euroclear, Clearstream, the Depository or their respective nominees, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except as set forth in Sections 2.03(d) and 5.02 hereof, a Global Note may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees only through records maintained by Clearstream and Euroclear (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners), and owners of beneficial interests in such Global Note will not be entitled to have the Notes registered in their names and will not receive or be entitled to receive physical delivery of Notes in definitive form. Payments of principal, interest and Additional

Amounts, if any, in respect of a Global Note will be made to Euroclear, Clearstream, such nominee or such Depository, as the case may be, as Holder thereof. None of the Company, the Trustee, any underwriter or any affiliate of any of the above or any Person by whom any of the above is “controlled”, as such term is defined in the Securities Act, will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. For the purposes of this Thirteenth Supplemental Indenture only, the Global Security Legend for the Notes shall be the legend set forth at the beginning of the form of Global Note attached hereto as Exhibit A, and such legend shall apply in lieu of the legend set forth in Section 203(2) of the Original Indenture.

SECTION 2.03. Terms, Conditions and Covenants of the Notes. The Notes shall be governed by all the terms, conditions and covenants of the Original Indenture, as supplemented by this Thirteenth Supplemental Indenture. In particular, the following provisions shall be terms of the Notes:

(a) Title and Aggregate Principal Amount. The title of the Notes shall be as specified in the Recitals; and the aggregate principal amount of the Notes shall be as specified in Section 2.01 of this Article II, except as permitted by Sections 304, 305 or 306 of the Original Indenture.

(b) Stated Maturity. The Notes shall mature, and the unpaid principal thereon shall be payable, on November 12, 2033 (the “Maturity Date”), subject to the provisions of the Original Indenture and Articles III and IV below.

(c) Interest. The rate per annum at which interest shall be payable on the Notes shall be 4.375%. Interest on the Notes shall be payable annually in arrears on November 12 of each year, commencing on November 12, 2027 (each, an “Interest Payment Date”), to the Persons in whose names the applicable Notes are registered in the Security Register applicable to the Notes at the close of business on (i) in the case of Notes represented by a Global Note, the clearing system business day (for this purpose, a day on which Clearstream and Euroclear settle payments in euro) immediately preceding the applicable Interest Payment Date and (ii) in all other cases, 15 calendar days prior to the applicable Interest Payment Date regardless of whether such day is a Business Day (each, a “Regular Record Date”). Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or November 12, 2026, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the Notes shall accrue from and including November 12, 2026. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of original issuance or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

(d) Registration and Form. The Notes shall be issuable as Registered Securities as provided in Section 2.02 of this Article II, subject to Article V. The Notes shall be issued only in fully registered form without coupons and in minimum denominations of €100,000 or integral multiples of €1,000 above that amount. All payments of principal, premium, Redemption Price and accrued and unpaid interest in respect of the Notes shall be made by the Company in immediately available funds and shall be payable in euro and, subject to Section 2.11(c) hereof, not any other currency.

(e) Defeasance and Covenant Defeasance. The provisions for defeasance in Section 1302 of the Original Indenture, and the provisions for covenant defeasance in Section 1303 of the Original Indenture, shall be applicable to the Notes.

(f) Further Issues. Notwithstanding anything to the contrary contained herein or in the Original Indenture (but subject to the terms of this Section 2.03(f)), the Company may, from time to time, without the consent of or notice to the Holders, create and issue further Securities having the same ranking and terms and conditions as the Notes in all respects, except for the issue date and, in some cases, the public offering price and the first Interest Payment Date. Any additional Securities issued in this manner shall be consolidated with and shall form a single series of Securities under the Indenture with the previously issued Notes; provided that if such additional Securities are not fungible with the previously issued Notes for U.S. federal income tax purposes, such additional Securities will have a separate International Securities Identification Number. Notice of the issuance of any such additional Securities shall be given to the Trustee and a new supplemental indenture shall be executed in connection therewith. No such additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

(g) Other Terms, Conditions and Covenants. The Notes shall have such other terms, conditions and covenants as provided in the form thereof attached as Exhibit A.

SECTION 2.04. [Reserved]

SECTION 2.05. Ranking. The Notes shall be general unsecured obligations of the Company. The Notes shall rank pari passu in right of payment with all unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company.

SECTION 2.06. Sinking Fund. The Notes will not be entitled to any sinking fund.

SECTION 2.07. [Reserved]

SECTION 2.08. Payment of Additional Amounts. All payments in respect of the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States, any political subdivision thereof or any taxing authority thereof or therein (a “Relevant U.S. Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Company shall pay to each Holder who is not a United States Person (as defined below) such additional amounts (“Additional Amounts”) on such Notes as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, such Notes to such Holder, after such withholding or deduction, will not be less than the amount provided in the Notes to be then due and payable, subject to the exceptions described below. This obligation to pay Additional Amounts shall not apply:

(1) to any tax, assessment or other governmental charge that would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds the Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(a) being or having been engaged in a trade or business in a Relevant U.S. Taxing Jurisdiction or having or having had a permanent establishment in a Relevant U.S. Taxing Jurisdiction or having or having had a qualified business unit which has the Dollar as its functional currency;

(b) having a current or former connection with a Relevant U.S. Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of a Relevant U.S. Taxing Jurisdiction or treated as having been a resident of a Relevant U.S. Taxing Jurisdiction;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a foreign personal holding company or corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder or any successor provision; or

(e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code or any successor provision;

(2) to any Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder, beneficial owner or any other person to (a) submit an applicable United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form with any required attachments) to establish its status as a non-United States Person as required for purposes of the portfolio interest exemption or IRS Form W-9 to establish its status as a United States Person or (b) comply with other certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant U.S. Taxing Jurisdiction of the Holder or beneficial owner of such Notes, if compliance is required by statute, by regulation of the Relevant U.S. Taxing Jurisdiction or by an applicable income tax treaty to which the Relevant U.S. Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or the Paying Agent (as the case may be) from the payment;

(5) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Council Directive on the taxation of savings (the “Directive”);

(8) to any tax, assessment or other governmental charge required to be withheld by the Paying Agent from any payment of principal of, or premium, if any, or interest on such Note, if such payment can be made without such withholding by at least one other paying agent;

(9) to any tax, assessment or other governmental charge that would not have been imposed or levied but for the presentation by the Holder of such Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code, the Foreign Account Tax Compliance Act, and related Treasury regulations and pronouncements, or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(11) in the case of any combination of items (1) through (10) above.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to such Notes. Except as specifically provided in this Section 2.08, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. Neither the Trustee nor the Paying Agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

As used in this Section 2.08 and in Section 3.02 hereof, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, or a trust that (1) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes.

Whenever in the Indenture (including the Notes) there is referenced, in any context, the payment of amounts based on the payment of principal of, or premium, if any, or interest on, the Notes, or any other amount payable thereunder or with respect thereto, such reference will be deemed to include the payment of Additional Amounts as described under this Section 2.08 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 2.09. Paying Agent and Security Registrar.

The Company shall maintain a Paying Agent authorized by the Company to pay the principal of, or any premium or interest on, any Notes on behalf of the Company. The Company hereby authorizes U.S. Bank Europe DAC, UK Branch to initially act as the Paying Agent. The Company shall maintain a Security Registrar for the purpose of registering and transferring the Notes. The Company hereby authorizes U.S. Bank Trust Company, National Association to initially act as Security Registrar. Principal and interest on the Notes will be payable, and the Notes will be transferable or exchangeable, at the Paying Agent Office. Payment of interest on the Notes may be made at the Company’s option by check sent to the Holders.

Payments (including principal, premium and interest) with respect to the Notes if in certificated form will be payable, and the Notes will be transferable or exchangeable, at the Paying Agent Office, or, at the Company’s option, by check sent to the Holders thereof at the respective addresses set forth in the Security Register, provided that all payments (including principal, premium and interest) on Notes in certificated form, for which the Holders thereof have given wire transfer instructions to the Paying Agent at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof, subject, in each case, to surrender of the Notes to the Paying Agent in the case of payments of principal or premium.

No service charge will be made for any transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Upon notice to the Trustee, the Company may change the Paying Agent or Security Registrar.

SECTION 2.10. Authenticating Agent.

(a) For the purposes of this Thirteenth Supplemental Indenture only, the third sentence of the first paragraph of Section 614 of the Original Indenture entitled “Appointment of Authenticating Agent” is hereby amended and restated as follows:

“Each Authenticating Agent shall be acceptable to the Company and shall at all times be an organization organized and doing business under the laws of its jurisdiction of organization, authorized under such laws to act as Authenticating Agent.”

(b) Pursuant to Section 614 of the Original Indenture, the Trustee hereby appoints U.S. Bank Trust Company, National Association as an Authenticating Agent to authenticate and deliver the Notes on behalf of the Trustee. U.S. Bank Trust Company, National Association as an Authenticating Agent is acceptable to the Company.

SECTION 2.11. Issuance in Euro.

(a) Initial Holders will be required to pay for the Notes in euro, and principal, including any payments made upon any redemption or repurchase of the Notes, premium, if any, and interest payments in respect of the Notes will be payable in euro.

(b) Distributions of principal, premium, if any, and interest with respect to the Global Note will be credited in euro to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

(c) If euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in Dollars until euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted by the Company to Dollars on the basis of the Market Exchange Rate on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations.

ARTICLE III

REDEMPTION

SECTION 3.01. Optional Redemption.

(a) Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) (a) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes to be redeemed, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate, plus 20 basis points less (b) interest accrued to the Redemption Date; and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

(b) On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

(c) Accrued Interest. Notwithstanding subsections (a) and (b) of this Section 3.01, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date, according to the terms of the Notes and the Indenture. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes that are called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest).

(d) Notice. Notwithstanding Section 1104 of the Original Indenture, notices of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable procedures of Euroclear or Clearstream) at least 10 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. The Company shall notify the Trustee of the Redemption Price no later than two Business Days prior to the Redemption Date (or such later date as the Trustee may agree), and the Trustee will not be responsible for such calculation nor shall the Trustee have any duty to monitor the accuracy of any calculations made by the Company. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(e) Payment. On or prior to 10:00 a.m. (or such later time as may be agreed between the Company and the Paying Agent), London time, on the Redemption Date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price of, and accrued interest on, the Notes to be redeemed to, but excluding, the Redemption Date.

(f) Selection of Notes. If less than all of the Notes are to be redeemed, selection of the Notes for redemption will be made in accordance with the procedures of the clearing systems, and in the case the Notes are no longer in global form or the clearing systems have no procedures, the Paying Agent will select the particular Notes or portions thereof for redemption from the outstanding Notes not previously called by such method as the Paying Agent deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are in global form, the redemption of the Notes shall be done in accordance with the policies and procedures of the applicable Depository.

SECTION 3.02. Redemption for Tax Reasons. The Notes are redeemable in whole, but not in part, at any time, at the option of the Company, upon (notwithstanding Section 1104 of the Original Indenture) not less than 10 days’ and not more than 60 days’ prior notice to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed on that Redemption Date, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of a Relevant U.S. Taxing Jurisdiction, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced or becomes effective on or after November 5, 2026, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts under Section 2.08 hereof with respect to the Notes.

ARTICLE IV

CHANGE OF CONTROL

SECTION 4.01. Repurchase at the Option of Holders Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes pursuant to the Indenture, the Company shall make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 above that amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of an impending Change of Control, the Company will send (or with respect to the Global Note, to the extent permitted or required by applicable Clearstream and Euroclear procedures or regulations, send electronically) a notice to each Holder of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes or the Indenture by virtue of such conflict.

(d) On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes (in minimum denominations of €100,000 and integral multiples of €1,000 above that amount) properly tendered pursuant to its offer;

(ii) deposit on or before 10:00 a.m. (or such later time as may be agreed between the Company and the Paying Agent), London time, with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee, or to the Paying Agent on behalf of the Trustee, the Notes properly tendered and accepted for repurchase, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.

(e) The Paying Agent will promptly send to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee or the Authenticating Agent, as the case may be, will promptly authenticate and send (or cause to be transferred by book-entry) (or, if a Global Note, to be adjusted on the Schedule of Exchanges attached thereto) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note will be in a minimum principal amount of €100,000 or an integral multiple of €1,000 above that amount.

(f) The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company under this Article IV and such third party purchases all Notes properly tendered and not withdrawn under its offer.

ARTICLE V

EXECUTION OF NOTES; TRANSFER AND EXCHANGE

SECTION 5.01. Execution of Notes. For purposes of this Thirteenth Supplemental Indenture and the Notes, the first sentence of Section 202 of the Original Indenture is replaced in its entirety by the following:

“An Officer of the Company shall sign the Securities for the Company, by manual, pdf or facsimile signature.”

SECTION 5.02. Transfer and Exchange. For purposes of this Thirteenth Supplemental Indenture and the Notes, Section 203(1) of the Original Indenture is replaced in its entirety by the following:

“SECTION 203. Transfer and Exchange.

(1) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. U.S. Bank Europe DAC initially has been appointed to act as Depository with respect to the Global Securities. Global Securities shall be exchanged by the Company for Definitive Securities if:

(A) the Company has been notified that both Clearstream Banking S.A. and Euroclear Bank SA/NV have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available;

(B) the Company, in its sole discretion and subject to the procedures of the Depository, notifies the Trustee and Paying Agent in writing that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities; or

(C) there shall have occurred and be continuing an Event of Default under this Indenture.

Upon the occurrence of any of the preceding events in (A) or (B) above, the Company will notify the Trustee in writing that, upon surrender by the Participants of their interest in such Global Securities, Definitive Securities will be issued to each Person that such Participants and the Depository identify as being the beneficial owner of the related Securities. Beneficial interests in Global Securities may be exchanged for Definitive Securities of this series upon request but only upon at least 30 days’ prior written notice given to the Trustee by or on behalf of the Depository in accordance with customary procedures. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 304, 305 and 306 hereof. Except as otherwise provided above in this Section 203, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 203 or Sections 304, 305 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 203(1).

In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of Clearstream Banking S.A. and Euroclear Bank SA/NV (in accordance with their customary procedures).”

ARTICLE VI

TRUSTEE

SECTION 6.01. Corporate Trust Office. U.S. Bank Europe DAC, UK Branch is appointed as the Paying Agent for the Notes and U.S. Bank Trust Company, National Association is appointed as the Security Registrar and the Authenticating Agent for the Notes, including in each case for the purposes of Section 1002 of the Original Indenture. The Notes may be presented for payment at the Paying Agent Office or at any other agency as may be appointed from time to time by the Company, subject to Section 2.09 hereof, and such place or places shall be the Place of Payment for the purposes of the Indenture. Notwithstanding Section 1002 of the Original Indenture or anything else to the contrary in the Indenture, the office or agency of the Security Registrar need not be maintained in the Place of Payment for the Notes.

SECTION 6.02. Certain Roles.

(a) Each reference to the Trustee or any Agent in the Original Indenture, to the extent it relates to the performance of duties or the exercise of rights assigned by this Thirteenth Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Paying Agent, shall be deemed to be a reference to the Paying Agent.

(b) The references to the Trustee in Section 201 of the Original Indenture, the reference to the Trustee in Section 309 of the Original Indenture, each related reference in the Original Indenture to the Trustee receiving Securities for cancellation or cancelling Securities (including such references contained in the definition of “Outstanding” and in Sections 202 and 401 of the Original Indenture), and each other reference to the Trustee or any Agent, to the extent it relates to the performance of duties or the exercise of rights assigned by this Thirteenth Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Security Registrar, shall be deemed to be a reference to the Security Registrar.

(c) Each reference to the Trustee or any Agent, to the extent it relates to the performance of duties or the exercise of rights assigned by this Thirteenth Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the Authenticating Agent, shall be deemed to be a reference to the Authenticating Agent.

(d) Notwithstanding anything to the contrary, the Trustee, Paying Agent, Security Registrar and Authenticating Agent may, with the consent of the Company, provide for the performance of any of the duties to be performed by any of them under the Indenture or the Notes to be performed by another of them, subject to the terms of the Indenture, and any duties so performed shall be deemed to have been performed by the appropriate party for all purposes under the Indenture and the Notes.

SECTION 6.03. Recitals of Fact. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture or the Notes or the due execution thereof by the Company, except for any certificate of authentication in accordance with the Indenture. The recitals of fact contained herein shall be taken as the statements solely of the Company and the Trustee assumes no responsibility for the correctness thereof, except for any certificate of authentication in accordance with the Indenture. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency or determining whether any Below Investment Grade Rating Event with respect to the Notes has occurred. The Trustee is hereby authorized to enter into the Agency Agreement and perform its obligations and exercise its rights thereunder in accordance with its terms. All of the provisions contained in the Indenture in respect of the rights, powers, privileges, and immunities of the Trustee shall be applicable in respect of this Thirteenth Supplemental Indenture and the Agency Agreement as fully and with like force and effect as though set forth in full herein and therein. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

SECTION 6.04. Successor. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Trustee may be sold or otherwise transferred, shall be the successor trustee hereunder without any further act.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01. Ratification of Original Indenture. This Thirteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and as supplemented and modified hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Thirteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 7.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 7.03. Successors and Assigns. All covenants and agreements in this Thirteenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 7.04. Separability Clause. In case any one or more of the provisions contained in this Thirteenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.05. Governing Law. THIS THIRTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.06. Counterparts. This Thirteenth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Thirteenth Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (a) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (b) an original manual signature; or (c) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

[Signature Page Follows.]

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed as of the date first above written.

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Pradipto Bagchi
Name: Pradipto Bagchi
Title: Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Nancy Chouanard
Name: Nancy Chouanard
Title: Vice President

[Signature page to Thirteenth Supplemental Indenture – November 2026 Debt Offering]

EXHIBIT A

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

THIS GLOBAL NOTE IS HELD BY, AND REGISTERED IN THE NAME OF, THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE, IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE SECURITY REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 203 OF THE INDENTURE, (B) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 203(1) OF THE INDENTURE, (C) THIS GLOBAL NOTE MAY BE DELIVERED TO THE SECURITY REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (D) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) OR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

Common Code: 355942724

ISIN: XS3559427243

CUSIP: 98956P BE1

ZIMMER BIOMET HOLDINGS, INC.

4.375% Notes due 2033

€[ ]	No.: R-•

€[    ] 4.375% Note due 2033

Zimmer Biomet Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to USB NOMINEES (UK) LIMITED, as nominee of the common depositary for Euroclear and Clearstream, or registered assigns, the principal sum of [    ] euros (or such other lesser or greater amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto) on November 12, 2033, and to pay interest thereon from November 12, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on November 12 of each year, commencing on November 12, 2027, at the rate of 4.375% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (as defined on the reverse hereof) (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the clearing system business day (for this purpose, a day on which Clearstream and Euroclear settle payments in euro) immediately preceding such Interest Payment Date. Interest on the Notes of this series shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or November 12, 2026, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made. Interest payments will include accrued interest from and including the date of issue or from and including the last date in respect to which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be.

Payments of principal, interest and Additional Amounts (as defined on the reverse hereof), if any, in respect of the Notes of this series will be made to Euroclear, Clearstream, such nominee or such Depository, as the case may be, as Holder thereof.

The Company shall maintain a Paying Agent authorized by the Company to pay the principal of or any premium or interest on any Notes of this series on behalf of Company. U.S.

€[    ] 4.375% Note due 2033

Bank Europe DAC, UK Branch will initially act as the Paying Agent. The Company shall also maintain a Security Registrar for the purpose of registering and transferring the Notes of this series. U.S. Bank Trust Company, National Association will initially act as Security Registrar. Principal and interest on the Notes of this series will be payable at the Paying Agent Office in immediately available funds and shall be payable in euro and, except as set forth below, not any other currency. The Notes of this series will be transferable or exchangeable at the Paying Agent Office. For the purposes hereof, “euro” means the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time. Payment of interest on the Notes of this series may be made at the Company’s option by check sent to the Holders. The Trustee shall appoint and authorize an Authenticating Agent to authenticate and deliver the Notes of this series on behalf of the Trustee. U.S. Bank Trust Company, National Association will initially act as the Authenticating Agent.

No service charge will be made for any transfer or exchange of the Notes of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Initial Holders will be required to pay for the Notes of this series in euro, and principal, including any payments made upon any redemption or repurchase of the Notes of this series, premium, if any, and interest payments in respect of the Notes of this series will be payable in euro. Distributions of principal, premium, if any, and interest with respect to the Notes of this series will be credited in euro to the extent received by Euroclear or Clearstream from the Paying Agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures. If euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes of this series will be made in Dollars until euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted to Dollars on the basis of the Market Exchange Rate on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes of this series so made in Dollars will not constitute an Event of Default under the Notes of this series or the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or the Authenticating Agent referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

€[    ] 4.375% Note due 2033

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ZIMMER BIOMET HOLDINGS, INC.

By:
Name: Pradipto Bagchi
Title: Vice President and Treasurer

Attest:

Name: Matthew R. St. Louis
Title: Assistant Secretary

€[    ] 4.375% Note due 2033

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

Computershare Trust Company, N.A., as Trustee

By U.S. Bank Trust Company, National Association, as Authenticating Agent

By:
Authorized Signatory

€[    ] 4.375% Note due 2033

[FORM OF REVERSE OF NOTE]

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Note” or “Notes”), issued and to be issued in one or more series under an Indenture, dated as of November 17, 2009 (the “Original Indenture”), as supplemented by the Thirteenth Supplemental Indenture thereto dated as of November 12, 2026 (the “Thirteenth Supplemental Indenture” and together with the Original Indenture, the “Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes of this series and of the terms upon which the Notes of this series are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, issued initially in an aggregate principal amount of €500,000,000. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.

Prior to the Par Call Date, the Company may redeem the Notes of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the Notes to be redeemed discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 20 basis points less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date, in accordance with and pursuant to the terms and conditions set forth in the Indenture.

On or after the Par Call Date, the Company may redeem the Notes of this series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes of this series being redeemed plus accrued and unpaid interest thereon to the Redemption Date, in accordance with and pursuant to the terms and conditions set forth in the Indenture.

If less than all of the Notes of this series are to be redeemed, selection of the Notes for redemption will be made in accordance with the procedures of the clearing systems, and in the case the Notes are no longer in global form or the clearing systems have no procedures, the Paying Agent will select the particular Notes or portions thereof for redemption from the outstanding Notes not previously called by such method as the Paying Agent deems appropriate and fair. No Notes of a principal amount of €100,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the

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unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are in global form, the redemption of the Notes shall be done in accordance with the policies and procedures of the applicable Depository.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the independent investment bank selected by the Company.

“Par Call Date” means August 12, 2033.

“Remaining Scheduled Payments” means, with respect to each Note of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption (assuming, for this purpose, the Note matures on the Par Call Date); provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the Notes of this series pursuant to the Indenture, the Company will be required to make an offer to each Holder of the Notes of this series to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 above that amount) of that Holder’s Notes of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to the date of repurchase, in accordance with and pursuant to the terms and conditions set forth in the Indenture.

All payments in respect of the Notes of this series shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States, any political subdivision thereof or any taxing authority thereof or therein (a “Relevant U.S. Taxing Jurisdiction”), unless such withholding or deduction is required by law. If such withholding or deduction is required by

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law, the Company shall pay to each Holder who is not a United States Person (as defined below) such additional amounts (“Additional Amounts”) on such Notes as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, such Notes to such Holder, after such withholding or deduction, will not be less than the amount provided in the Notes to be then due and payable, subject to the exceptions described below. This obligation to pay Additional Amounts shall not apply:

(1) to any tax, assessment or other governmental charge that would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds the Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(a) being or having been engaged in a trade or business in a Relevant U.S. Taxing Jurisdiction or having or having had a permanent establishment in a Relevant U.S. Taxing Jurisdiction or having or having had a qualified business unit which has the Dollar as its functional currency;

(b) having a current or former connection with a Relevant U.S. Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of a Relevant U.S. Taxing Jurisdiction or treated as having been a resident of a Relevant U.S. Taxing Jurisdiction;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a foreign personal holding company or corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder or any successor provision; or

(e) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code or any successor provision;

(2) to any Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder, beneficial owner or any other person to (a) submit an applicable United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E

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(or appropriate substitute or successor form with any required attachments) to establish its status as a non-United States Person as required for purposes of the portfolio interest exemption or IRS Form W-9 to establish its status as a United States Person or (b) comply with other certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with a Relevant U.S. Taxing Jurisdiction of the Holder or beneficial owner of such Notes, if compliance is required by statute, by regulation of the Relevant U.S. Taxing Jurisdiction or by an applicable income tax treaty to which the Relevant U.S. Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or the Paying Agent (as the case may be) from the payment;

(5) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7) to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Council Directive on the taxation of savings;

(8) to any tax, assessment or other governmental charge required to be withheld by the Paying Agent from any payment of principal of, or premium, if any, or interest on such Note, if such payment can be made without such withholding by at least one other paying agent;

(9) to any tax, assessment or other governmental charge that would not have been imposed or levied but for the presentation by the Holder of such Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code, the Foreign Account Tax Compliance Act, and related Treasury regulations and pronouncements, or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(11) in the case of any combination of items (1) through (10) above.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to such Notes. Except as specifically provided herein, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. Neither the Trustee nor the Paying Agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts.

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As used herein, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, or a trust that (1) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Whenever in the Indenture (including in this Note) there is referenced, in any context, the payment of amounts based on the payment of principal of, or premium, if any, or interest on, the Notes of this series, or any other amount payable thereunder or with respect thereto, such reference will be deemed to include the payment of Additional Amounts as described hereunder to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Notes of this series are redeemable in whole, but not in part, at any time, at the option of the Company, upon (notwithstanding Section 1104 of the Original Indenture) not less than 10 days’ and not more than 60 days’ prior notice to the Holders of the Notes to be redeemed, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed on that Redemption Date, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of a Relevant U.S. Taxing Jurisdiction, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced or becomes effective on or after November 5, 2026, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the Notes of this series.

Upon notice to the Trustee, the Company may change the Paying Agent or Security Registrar.

The Indenture contains provisions for defeasance at any time of the entire Indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time

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Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture.

The Notes of this series shall be issued and may be transferred only in minimum denominations of €100,000 or integral multiples of €1,000 above that amount.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________as agent to transfer this Note on the books of the Company.The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:__________

Signature Guarantee:	*

*

NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of an interest in another Global Note or a Definitive Security for an interest in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory or Trustee or Securities Custodian

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